Exhibit 99.5

Date:

Adlai Nortye Ltd.

c/o PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

CONSENT OF DIRECTOR NOMINEE

Ladies and Gentlemen:

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a nominee to the board of directors of Adlai Nortye Ltd. in its Registration Statement on Form F-1, and any amendments or supplements thereto, and to the filling or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

Sincerely yours

Name: Shaorong Liu